POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS, that the undersigned hereby

constitutes and appoints Paul Brannelly and Michael T. Heffernan with full power to act singly, as the undersigned's true and lawful attorneys-in-fact, with full power of substitution, to:

1) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director and/or

beneficial owner of Collegium Pharmaceutical, Inc.

(the "Company"), Forms 3, 4, and 5 in accordance with Section

16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2) do and perform any and all acts for and on behalf of the

undersigned which may be necessary or desirable to complete

and execute any such Form 3, 4, or 5, complete and execute

any amendment or amendments thereto, and timely file such

form with the United States Securities and Exchange

Commission and any stock exchange or similar authority; and

3) take any other action of any type whatsoever in connection with the foregoing which,in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

       This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 26th day of March, 2018.

   By:  /s/ Shirley R. Kuhlmann

   Name:  Shirley R. Kuhlmann

   Title:  EVP and General Counsel